SUBSCRIPTION AGREEMENT

                                EMPS Corporation
                             (A Nevada Corporation)
                        136 E. South Temple, Suite 1700 A
                           Salt Lake City, Utah 84111

     The prospective purchaser who is signing below hereby tenders this Purchase Offer and applies for the purchase of the number of shares of common stock, $.001 par value, set forth below in EMPS Corporation, (hereinafter "EMPS"), at a price of $1.00 per share and encloses a check payable to EMPS Corporation in the amount set forth below for such shares. The prospective purchaser hereby acknowledges receipt of a copy of the Prospectus dated September 8, 1999.
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     The prospective purchaser hereby represents and warrants as follows:

    (1) He has carefully read the Prospectus and has relied solely upon the Prospectus and investigations made by him or by his qualified representative in making the decision to purchase the shares.

    (2) The prospective purchaser is aware that the shares represent a high risk speculation and has carefully read and considered the material set forth and particularly the material in the "Risk Factors" of the Prospectus.

    (3) He, if a person, is at least 21 years of age and, whether or not a person, has adequate means of providing for his current needs and personal or other contingencies and has no need for liquidity in his investments.

    (4) He understands that this purchase offer does not become a purchase agreement unless the check submitted with the purchase offer is promptly paid by the bank upon which it is drawn and until the offer is accepted by a duly authorized officer or agent of EMPS. EMPS may accept or reject any or all of the offer.

    (5) He hereby acknowledges and agrees that he is not entitled to cancel, terminate or revoke this purchase offer or any agreements of the prospective purchaser hereunder and that such purchase agreements shall survive death, disability or transfer of control of the prospective purchaser.

     Dollar Amount of Purchase Offer:
                                             -----------------------------------
     Number of Shares of Purchase Offer:
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Special Instructions:____________________________________________________

     ____________________________________________________________________


_______________________________                _________________________________

Name of Prospective Purchaser                              Home Telephone Number

                                              __________________________________
                                                       Business Telephone Number
________________________________
Residence Street Address, if a person, or Principal Office Address if a business

__________________________________            __________________________________
City      State          Zip Code                 Mailing Address (if different)

_____________________
Country

_________________________________
Taxpayer Identification or
Social Security Number


                                              __________________________________
                                              Signature of Prospective Purchaser


Accepted by EMPS Corporation

___________________________________
Signature of Officer or Agent


___________________________________

Date